Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) of Neuralstem, Inc. and to the incorporation by reference therein of our report dated March 10, 2014, with respect to the financial statements of Neuralstem, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Stegman & Company

Baltimore, Maryland

March 28, 2014